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                                                                     EXHIBIT 3.3







                                     BYLAWS

                                       OF

                                  ZLAND, INC.,

                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS


PROVISION                                                                                               PAGE
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
ARTICLE I   MEETINGS OF STOCKHOLDERS.......................................................................1
         Section 1.1. Annual Meetings......................................................................1
         Section 1.2. Special Meetings.....................................................................1
         Section 1.3. Notice of Meetings...................................................................1
         Section 1.4. Adjournments.........................................................................1
         Section 1.5. Quorum...............................................................................1
         Section 1.6. Organization.........................................................................2
         Section 1.7. Voting; Proxies......................................................................2
         Section 1.8. Fixing Date for Determination of Stockholders of Record..............................2
         Section 1.9. List of Stockholders Entitled to Vote................................................3
         Section 1.10. Action By Written Consent of Stockholders...........................................3
         Section 1.11. Record Date for Action by Written Consent...........................................4
         Section 1.12. Inspectors of Election..............................................................5
         Section 1.13. Conduct of Meetings.................................................................5
         Section 1.14. Notice of Stockholder Business and Nominations......................................6

ARTICLE II  BOARD OF DIRECTORS.............................................................................8
         Section 2.1. Number; Qualifications...............................................................8
         Section 2.2. Election; Resignation; Vacancies.....................................................8
         Section 2.3. Regular Meetings.....................................................................9
         Section 2.4. Special Meetings.....................................................................9
         Section 2.5. Telephonic Meetings Permitted........................................................9
         Section 2.6. Quorum; Vote Required for Action.....................................................9
         Section 2.7. Organization.........................................................................9
         Section 2.8. Action by Written Consent of Directors...............................................9

ARTICLE III  COMMITTEES...................................................................................10
         Section 3.1. Committees..........................................................................10
         Section 3.2. Committee Rules.....................................................................10

ARTICLE IV  OFFICERS......................................................................................10
         Section 4.1. Executive Officers; Election; Qualifications;
                           Term of Office; Resignation; Removal; Vacancies................................10
         Section 4.2. Powers and Duties of Executive Officers.............................................11



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                               TABLE OF CONTENTS

PROVISION                                                                                               PAGE
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
ARTICLE V  STOCK..........................................................................................11
         Section 5.1. Certificates........................................................................11
         Section 5.2. Lost, Stolen or Destroyed Stock Certificates;
                           Issuance of New Certificates...................................................11

ARTICLE VI  INDEMNIFICATION...............................................................................11
         Section 6.1. Right to Indemnification............................................................11
         Section 6.2. Prepayment of Expenses..............................................................12
         Section 6.3. Claims..............................................................................12
         Section 6.4. Nonexclusivity of Rights............................................................12
         Section 6.5. Other Sources.......................................................................12
         Section 6.6. Amendment or Repeal.................................................................12
         Section 6.7. Other Indemnification and Prepayment of Expenses....................................12

ARTICLE VII MISCELLANEOUS.................................................................................12
         Section 7.1. Fiscal Year.........................................................................12
         Section 7.2. Seal................................................................................13
         Section 7.3. Manner of Notice....................................................................13
         Section 7.4. Waiver of Notice of Meetings of Stockholders,
                           Directors and Committees.......................................................13
         Section 7.5. Form of Records.....................................................................13
         Section 7.6. Amendment of Bylaws.................................................................13



                                       ii



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                                     BYLAWS

                                       OF

                                  ZLAND, INC.,
                             a Delaware corporation


                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS


         Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence



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of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section
1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

         Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than to express consent to corporate action in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date:



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(1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting and
(2) in the case of any other action (other than to express consent to corporate action in writing without a meeting), shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose (other than to express consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the



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meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

         Section 1.11. Record Date for Action by Written Consent.

         (A) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.11). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section
1.11 or otherwise within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.11, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         (B) Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 1.11 of this Article I, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with
Section 1.11 of this Article I represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this
Section 1.11(B) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).



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         (C) Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 1.11 of this Article I, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 1.11 of this Article I.

         Section 1.12. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         Section 1.13. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants. Unless and to the



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extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 1.14. Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders.

             (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.14 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.14.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.14, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the



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beneficial owner, if any, on whose behalf the nomination or proposal is made (i)
the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

             (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 1.14 to the contrary, if the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.14 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.14. If the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 1.14 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.



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         (C) General.

             (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.14 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.14. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.14 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this
Section 1.14) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

             (2) For purposes of this Section 1.14, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this Section 1.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.14. Nothing in this Section 1.14 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable to the corporation, or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.


                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

         Section 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification



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or removal. Any director may resign at any time upon written notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

         Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

         Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.



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

                                   ARTICLE III
                                   COMMITTEES

         Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.


                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.



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

                                    ARTICLE V
                                      STOCK

         Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the corporation.

         Section 6.2. Prepayment of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it



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

should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

         Section 6.3. Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

         Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 6.5. Other Sources. The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Section 6.7. Other Indemnification and Prepayment of Expenses. This
Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.


                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         Section 7.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. Manner of Notice. Except as otherwise provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

         Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 7.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

         Section 7.6. Amendment of Bylaws. These Bylaws may be altered, amended or re pealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.



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